UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2019

GIGCAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2479 E. Bayshore Rd., Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIG	The NYSE Stock Market LLC
Warrants to receive one share of Common Stock	GIG.WS	The NYSE Stock Market LLC
Right to receive one-tenth of one share of Common Stock	GIGr	The NYSE Stock Market LLC
Units, each consisting of one share of Common Stock, one right and three-fourths of one warrant	GIG.U

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

GigCapital, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on September 26, 2019. 10,381,785 shares of common stock appeared at the Annual Meeting, representing 89.2% of the 11,636,542 shares of common stock outstanding and entitled to vote on the record date of September 3, 2019. The results of voting on the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting were as follows:

Proposal 1: Election of Directors

At the Annual Meeting, Dr. Avi S. Katz, and Messrs. Neil Miotto, John Mikulsky, Peter Wang, and Jack Porter were elected to the Board of Directors. They will serve until the 2020 annual meeting and until their successors are duly elected and qualified.

Nominee	Votes For	Withholds	Broker Non-Votes
Dr. Avi S. Katz	9,752,450	0	629,335
Neil Miotto	9,752,445	5	629,335
John Mikulsky	9,752,445	5	629,335
Peter Wang	9,752,450	0	629,335
Jack Porter	8,807,350	945,100	629,335

Proposal 2: Ratification of BPM LLP

A proposal to ratify the selection by the Audit Committee of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019 was approved by the following vote:

For	Against	Abstain
10,381,785	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2019

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital, Inc. Board